UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 9, 2014

Date of Report (date of Earliest Event Reported)

CHUMA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

            Effective January 9, 2015, the British Columbia Securities Commission (the “BCSC”), the market regulatory authority in the province of British Columbia, Canada, issued a temporary halt trade order on Chuma Holdings, Inc.’s (the “Company”) common stock which halted trading in the stock in the province of British Columbia until the end of business on January 29, 2015.  The Company is informed and believes that this temporary halt trade order is directly related to unauthorized third party investor relations promotional campaigns discovered by the Company and disclosed via Company press release on January 9, 2015.

            The Company further believes that the offending promotional campaigns have since been taken down. The Company will continue to work closely with the BCSC to ensure that citizens of British Columbia will be able to resume trading in the Company’s common stock as soon as possible. The Company again would like to reiterate that it focuses upon ensuring that all public communications are accurate and in compliance with applicable securities laws and cautions investors about relying on unauthorized promotional campaigns.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  Chuma Holdings, Inc.

Date: Janaury 13, 2015                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                             Jordan Shapiro

                                                                                                                                                                                                                                                             Chief Executive Officer